UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

SKECHERS U.S.A., INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

SKECHERS U.S.A., INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to Be Held on Wednesday, May 29, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Skechers U.S.A., Inc., a Delaware corporation, to be held at our corporate offices located at 330 South Sepulveda Boulevard, Manhattan Beach, California 90266 on Wednesday, May 29, 2013 at 11:00 a.m. Pacific Time.

Our Annual Meeting is being held to elect three members to the Board of Directors to serve for a three-year term as Class II Directors, to approve the Skechers U.S.A., Inc. 2007 Incentive Award Plan, and to transact such other business as may properly come before the meeting or any adjournments thereof. The nominees for election to our Board of Directors are Michael Greenberg, David Weinberg and Jeffrey Greenberg.

The Board of Directors has set the close of business on April 1, 2013 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting. The following proxy statement and enclosed proxy card are being sent to each stockholder as of the record date, and our 2012 annual report is enclosed with this notice to our stockholders. Regarding the annual report for 2012, please note that, on April 8, 2013, KPMG LLP notified Skechers that it was withdrawing its audit reports for 2011 and 2012 due to insider trading by KPMG’s lead engagement partner on the Skechers account, which impaired KPMG’s independence for those years. KPMG stated that it had no reason to believe the Skechers financial statements for those years were materially misstated, and management and the Audit Committee believe those financial statements may continue to be relied upon. Accordingly, Skechers has included unaudited financial statements for 2011 and 2012 in the 2012 annual report. We have included an explanatory note in the 2012 annual report that provides further information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 29, 2013: The proxy statement and 2012 annual report are available in the SEC filings section of the investor relations page of our corporate information website at www.skx.com/investor.jsp.

You are cordially invited to attend the Annual Meeting, and if you plan to attend the Annual Meeting in person, you may find directions by going to the annual meeting of stockholders section of the investor relations page of our corporate information website at www.skx.com/investor.jsp. If you do not expect to attend, or if you plan to attend but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage-paid envelope. Returning a signed proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation.

FOR THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary

Dated: April 30, 2013

Manhattan Beach, California

SKECHERS U.S.A., INC.

PROXY STATEMENT

For Annual Meeting of Stockholders to be Held

May 29, 2013 at 11:00 a.m. Pacific Time

This proxy statement is delivered to you by Skechers U.S.A., Inc., a Delaware corporation (“we,” “us,” “our,” “our company” or “Skechers”), in connection with our Annual Meeting of Stockholders to be held on May 29, 2013 at 11:00 a.m. Pacific Time at our corporate offices located at 330 South Sepulveda Boulevard, Manhattan Beach, California 90266 (the “Annual Meeting”). The Board of Directors of Skechers (the “Board”) is soliciting proxies to be voted at the Annual Meeting. The approximate mailing date for this proxy statement and the enclosed proxy is April 30, 2013. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the nominees for director named herein. Any proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying our Corporate Secretary, Philip Paccione, in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. If your shares are held in street name and you want to change your vote, please contact your broker, bank or other nominee to find out how to do so. We will incur the cost of this solicitation of proxies that will be made by mail. In addition, our officers and other regularly engaged employees may, in a limited number of instances, solicit proxies personally or by telephone. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our Class A Common Stock and Class B Common Stock.

Holders of our Class A Common Stock and Class B Common Stock of record at the close of business on April 1, 2013 will be entitled to vote at the Annual Meeting. There were 39,336,834 shares of Class A Common Stock and 11,257,854 shares of Class B Common Stock outstanding on that date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and the presence in person or by proxy of holders of a majority of the combined voting interest of the outstanding shares of Class A Common Stock and Class B Common Stock is necessary to constitute a quorum for the Annual Meeting. A quorum must be established to consider any matter. The three candidates for director receiving the most votes of the votes entitled to be voted at the Annual Meeting will become directors of Skechers. Stockholders may not cumulate their votes. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained, and will not be counted in determining whether there is a quorum. A properly executed proxy marked “Abstain” with respect to any such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Because directors are elected by a plurality of the votes cast, proxies marked “Abstain” as to Proposal No. 1 will not have any effect on the election of directors as long as one vote is cast for each director nominee.

The approval of Proposal No. 2, regarding the approval of the Skechers U.S.A., Inc. 2007 Incentive Award Plan, is governed by the New York Stock Exchange (“NYSE”) listing standards, which require that to be approved, the plan receive the affirmative vote of the holders of a majority of the shares of Class A Common Stock and Class B Common Stock cast on such proposal, in person or by proxy; provided that the votes cast on the proposal represent over 50% of the total outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote on the proposal. Under this standard, votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares on the record date, including shares resulting in broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” votes “against” and abstentions, which sum is referred to as the NYSE Votes Cast, must be greater than 50% of the total outstanding shares of common stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of the NYSE Votes Cast. Abstentions on Proposal No. 2 will have the effect of a vote against Proposal No. 2. The approval of an equity plan is a matter on which brokers are not entitled to vote in the absence of voting instructions from the beneficial owner. Thus, broker non-votes can result from Proposal No. 2 and may make it difficult to satisfy the NYSE Votes Cast requirement.

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries such as banks and brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate copies of our proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266, or contact our investor relations advisory firm, Addo Communications, by telephone at (310) 829-5400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Our principal executive office is located at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with each director serving a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal. One class of directors is elected annually at our annual meeting of stockholders. Our bylaws provide for a variable Board of Directors with between five and nine members. We currently have nine members on our Board of Directors. Our bylaws give the Board of Directors the authority to increase or decrease the number of directors without the approval of our stockholders, and our bylaws also give our stockholders the authority to increase or decrease the size of our Board of Directors. The nominees for election to our Board of Directors are Michael Greenberg, David Weinberg and Jeffrey Greenberg.

Unless otherwise directed by stockholders, within the limits set forth in our bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Michael Greenberg, David Weinberg and Jeffrey Greenberg who are director nominees and are currently members of the Board of Directors. We have been advised by Michael Greenberg, David Weinberg and Jeffrey Greenberg of their availability and willingness to serve if re-elected. In the event that any of Michael Greenberg, David Weinberg and Jeffrey Greenberg becomes unavailable or unable to serve as a member of the Board of Directors prior to the voting, the proxy holders will refrain from voting for them or will vote for a substitute nominee in the exercise of their best judgment.

The Board of Directors recommends a vote FOR these director-nominees.

PROPOSAL NO. 2

APPROVAL OF THE SKECHERS U.S.A., INC. 2007 INCENTIVE AWARD PLAN

We are asking our stockholders to approve the Skechers U.S.A., Inc. 2007 Incentive Award Plan (the “2007 Plan”) to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The 2007 Plan, which was adopted by our Board of Directors and approved by our stockholders in 2007, generally provides for the grant of cash and equity-based awards to eligible employees, consultants and directors of our company and our qualifying subsidiaries. The 2007 Plan authorizes, but does not require, the grant of awards intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). A copy of the 2007 Plan is attached hereto as Appendix A.

Section 162(m) generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1,000,000 in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) generally requires that:

•	The compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised solely of two or more “outside directors”;

•	The material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the stockholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.

To qualify for the exemption for qualified performance-based compensation, the stockholders must generally re-approve the material terms of the performance goals every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2007 Plan is discussed below. Our stockholders last approved the material terms of the 2007 Plan’s performance goals when the 2007 Plan was initially approved by our stockholders at our 2007 annual meeting of stockholders on May 24, 2007. We are now re-submitting for approval in 2013 the material terms of the 2007 Plan’s performance goals, which have not changed from those that were included in the terms of the 2007 Plan as approved by our stockholders in 2007. Stockholder approval of the 2007 Plan under this Proposal No. 2 will be deemed to constitute approval of the material terms of the performance goals under the 2007 Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the material terms of the performance goals under the 2007 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the 2007 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the 2007 Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the 2007 Plan. Nothing in this proposal precludes us or our Compensation Committee from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m).

If our stockholders do not approve the 2007 Plan pursuant to this Proposal No. 2, we will not make any further grants under the 2007 Plan to Section 162(m) covered employees or pay any compensation under the 2007 Plan to Section 162(m) covered employees (other than pursuant to awards granted prior to the date of the Annual Meeting). The 2007 Plan will, however, remain in effect with respect to individuals other than covered employees and we may continue to grant performance-vesting and other awards under the 2007 Plan to such individuals, subject to the terms and conditions of the 2007 Plan. In addition, all previously granted awards will continue to be subject to the 2007 Plan.

Summary Description of the 2007 Plan

The 2007 Plan is intended to promote the success and enhance the value of our company by continuing to link the personal interest of participants to those of our stockholders and by providing participants with an incentive for outstanding performance. A summary of the principal provisions of the 2007 Plan is set forth below. This summary is qualified in its entirety by reference to the 2007 Plan itself, which is included as Appendix A.

Shares Available for Awards

Subject to certain adjustments set forth in the plan, the maximum number of shares of our Class A Common Stock that was issuable under the 2007 Plan when it was approved by our stockholders on May 24, 2007 was 7,500,000 shares. As of April 1, 2013, the number of shares remaining available for issuance pursuant to awards granted under the 2007 Plan was 4,868,881 shares.

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares of Class A Common Stock subject to the award again be available for the grant of an award pursuant to the 2007 Plan. Any shares of Class A Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award are available for subsequent grant under the 2007 Plan. For purposes of calculating the number of shares available for issuance under the 2007 Plan, to the extent that a stock appreciation right is settled in Class A Common Stock, the full number of shares subject to such stock appreciation right would be counted, regardless of the actual number of shares issued upon settlement.

Awards

The 2007 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and performance-based awards to eligible individuals. Except as otherwise provided by the plan administrator, no award granted under the 2007 Plan may be assigned, transferred or otherwise disposed of by the grantee, except to our company, or by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the plan administrator. The plan administrator may, however, permit an award to be transferred without consideration to certain persons or entities related to the participant or who are otherwise approved, provided that no transfer of an incentive stock option will be permitted to the extent that the transfer would cause the option to fail to qualify as an “incentive stock option” under the Internal Revenue Code.

The maximum number of shares of our Class A Common Stock which may be subject to awards granted to any one participant during any calendar year is 750,000 shares and the maximum amount that may be paid to a participant in cash during any calendar year with respect to one or more cash-based performance awards is $5,000,000.

Awards under the 2007 Plan are evidenced by a written award agreement that sets forth the terms, conditions and limitations for each award, as determined by the plan administrator.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2007 Plan. The option exercise price of all stock options granted pursuant to the plan may not be less than 100% of the fair market value of our Class A

Common Stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of the total combined voting power of all classes of our capital stock on the date of grant unless the exercise price is at least 110% of the fair market value at the time of grant. For purposes of the 2007 Plan, provided that our Class A Common Stock continues to be traded on the New York Stock Exchange or another exchange, the “fair market value” of the Class A Common Stock on any given date is the closing price of a share as reported in the Wall Street Journal (or such other source as we may deem reliable) for that date, or if no sale occurred on that date, the first trading day immediately prior to such date during which a sale occurred. On April 1, 2013, the closing price of our Class A Common Stock as reported on the New York Stock Exchange was $21.00.

Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess is treated as a nonqualified stock option.

The plan administrator determines the methods of payment of the exercise price of an option, including, without limitation, cash, shares of our Class A Common Stock with a fair market value on the date of delivery equal to the exercise price of the option or exercised portion thereof (including shares issuable upon exercise of the option) or other property acceptable to the plan administrator (including the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price, provided that payment of such proceeds is then made to us not later than settlement of such sale). However, no participant who is a director or an executive officer of our company within the meaning of Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of our capital stock on the date of grant, such term may not exceed 5 years.

Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock is evidenced by a written restricted stock agreement. The restricted stock agreement contains restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A stock appreciation right (or a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of our Class A Common Stock on the date of exercise of the SAR over the per share exercise price of the SAR, which exercise price may not be less than the fair market value of a share of our Class A Common Stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the 2007 Plan. SARs may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. The plan administrator may elect to pay SARs in cash, in our Class A Common Stock or in a combination of cash and our Class A Common Stock.

Other Awards under the Plan

The 2007 Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and performance-based awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance are set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award, provided that such price may not be less than the par value of a share of our Class A Common Stock, unless otherwise permitted by applicable state law.

Any such award may only vest or be exercisable or payable while the participant is an employee, consultant or director of our company or our qualifying corporate subsidiaries, provided that the plan administrator, in its sole and absolute discretion, may provide that any such award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the 2007 Plan) of our company, or because of the participant’s retirement, death or disability, or otherwise. However, to the extent required to preserve the tax deductibility under Section 162(m) of the Internal Revenue Code, any such provision with respect to awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code are subject to the requirements of Section 162(m) of the Internal Revenue Code that apply to such “qualified performance-based compensation.”

Payments with respect to any such award may be made in cash, in our Class A Common Stock or a combination of both, as determined by the plan administrator.

Performance Shares. Awards of performance shares are denominated in a number of shares of our Class A Common Stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units. Awards of performance stock units are denominated in unit equivalent of shares of our Class A Common Stock and/or units of value, including dollar value of shares of our Class A Common Stock, and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or our Class A Common Stock) of dividends paid on our Class A Common Stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

Stock Payments. Stock payments include payments in the form of our Class A Common Stock or options or other rights to purchase our Class A Common Stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares is determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. The Class A Common Stock underlying a deferred stock award may not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the plan administrator, and unless otherwise provided by the plan administrator, a recipient of deferred stock generally has no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the Class A Common Stock underlying the deferred stock award has been issued.

Restricted Stock Units. Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator specifies the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the plan administrator specifies the maturity date applicable to each grant of restricted stock units, which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of our Class A Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of our Class A Common Stock.

Performance Bonus Awards. Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code may be a performance-based award as described below.

Performance-Based Awards

If the 2007 Plan is approved by our stockholders under this Proposal No. 2, the plan administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to performance in an earlier period or as compared to any incremental increase or as compared to results of a peer group, industry index or other companies. With regard to a particular performance period, the plan administrator has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by our company on the date the performance-based award is paid to be eligible for a performance-based award for any period. Because we determined not to submit the 2007 Plan to our stockholders for re-approval in 2012 (the expiration of the original Section 162(m) five-year period for the 2007 Plan), the 2007 Plan does not currently enable our Compensation Committee to grant performance-based awards that will constitute “qualified performance-based compensation” under Section 162(m). If our stockholders approve the 2007 Plan under this Proposal No. 2, the Compensation Committee would be able to, in its discretion, grant performance-based awards under the 2007 Plan that qualify under Section 162(m).

Administration

The 2007 Plan is administered by a committee consisting of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, an “outside director” pursuant to Section 162(m) of the Internal Revenue Code and an independent director under the rules of the principal securities market on which our shares are traded. Our Compensation Committee is currently the administrator of the 2007 Plan. However, our full Board of Directors administers the plan with respect to awards granted to our non-employee directors. In addition, our Board may at any time exercise any rights and duties of the Compensation Committee as they relate to the 2007 Plan except with respect to matters which under Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Compensation Committee.

The governance of the Compensation Committee is subject to its charter as approved by our Board of Directors. Any action taken by the Compensation Committee under the 2007 Plan is valid and effective, whether or not its members at the time of such action are later determined not to have satisfied the requirements for membership provided in the 2007 Plan or the charter of the Compensation Committee.

The plan administrator has the exclusive authority to administer the plan, including, but not limited to, the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting or forfeiture restriction, provided that the plan administrator does not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards under Section 162(m) of the Internal Revenue Code.

Eligibility

Employees, consultants and directors of our company and our qualifying corporate subsidiaries are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and performance bonus awards under the 2007 Plan. Only employees of our company and our qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. As of January 31, 2013, we and our subsidiaries had 5,666 employees and consultants worldwide and our board consisted of five non-employee directors who were eligible to participate in the 2007 Plan.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our Class A Common Stock or the share price of our Class A Common Stock other than an equity restructuring (as defined in the 2007 Plan), the plan administrator would make such proportionate adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the 2007 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the plan during any calendar year), (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the plan. If there is any equity restructuring, (i) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, would be proportionately adjusted, and (ii) the plan administrator would make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the 2007 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the plan during any calendar year). Adjustments in the event of an equity restructuring would not be discretionary. Any adjustment affecting an award intended as “qualified performance-based compensation” would be made consistent with the requirements of Section 162(m) of the Internal Revenue Code. The plan administrator also has the authority under the 2007 Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

Except as may otherwise be provided in any written agreement between the participant and us, in the event of a change in control (as defined in the 2007 Plan) of our company in which awards are not converted, assumed, or replaced by the successor, such awards would become fully exercisable and all forfeiture restrictions on such awards would lapse. Upon, or in anticipation of, a change in control, the plan administrator may cause any and all awards outstanding under the 2007 Plan to terminate at a specific time in the future and would give each participant the right to exercise such awards during a period of time as the plan administrator, in its sole and absolute discretion, would determine.

Termination or Amendment

With the approval of our Board of Directors, the plan administrator may terminate, amend, or modify the 2007 Plan at any time. However, stockholder approval would be required for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan, to permit the grant of options or SARs with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option or SAR beyond ten years from the date of grant. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per share exercise price.

No award may be granted pursuant to the 2007 Plan after the tenth anniversary of the effective date of the plan, which was May 24, 2007, and no awards that are intended to be incentive stock options may be granted under the plan after the tenth anniversary of the date the plan was adopted by our Board of Directors, which was April 16, 2007. Any awards that are outstanding on the tenth anniversary of the effective date will remain in force according to the terms of the 2007 Plan and the applicable award agreement.

Section 409A of the Internal Revenue Code

To the extent that the plan administrator determines that any award granted under the 2007 Plan is subject to Section 409A of the Internal Revenue Code (“Section 409A”), the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A. In the event that the plan administrator determines that any award may be subject to Section 409A, the 2007 Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Federal Income Tax Consequences

The federal income tax consequences of the 2007 Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2007 Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2007 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

Stock Options.

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If Class A Common Stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the Class A Common Stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options apply.

Other Awards.

The current federal income tax consequences of other awards authorized under the 2007 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we would generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Section 162(m) of the Internal Revenue Code

As described above, in general, Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2007 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation” that satisfies the requirements discussed above.

Section 162(m) also contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

The 2007 Plan has been designed to permit the compensation committee to grant awards which will qualify as “qualified performance-based compensation.” If the 2007 Plan is approved by our stockholders, the compensation committee may, but is not obligated to, grant awards under the 2007 Plan that constitute qualified performance based compensation under Section 162(m). If our stockholders do not approve the 2007 Plan, we will not make any further grants under the 2007 Plan to Section 162(m) covered employees or pay any compensation under the 2007 Plan to Section 162(m) covered employees (other than pursuant to awards granted prior to the date of our Annual Meeting).

Section 409A of the Internal Revenue Code.

Certain types of awards under the 2007 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2007 Plan and awards granted under the 2007 Plan are intended to be structured and interpreted to comply with, or satisfy an exemption from, Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Other Considerations.

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by our company and are subject to a 20% excise tax payable by the recipient.

The 2007 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

Plan Benefits

Any awards that our executive officers, other employees or directors may receive under the 2007 Plan for 2013 and future years are subject to the discretion of the plan administrator, and no determination has been made as to the types or amounts of awards that may be granted in the future to specific individuals pursuant to the 2007 Plan as of the date of this proxy statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2007 Plan, although certain tables below under the general heading “Executive Compensation,” including the Summary Compensation Table and the Options Exercised and Stock Vested in Fiscal 2012 Table, and the discussion under “Compensation Discussion and Analysis—Equity-Based Compensation” set forth information with respect to prior awards granted to our Named Executive Officers under the 2007 Plan. In addition, the following table provides information with respect to awards granted under the 2007 Plan to our Named Executive Officers, directors and employees as of April 1, 2013.

Plan Benefits Under the Skechers U.S.A., Inc. 2007 Incentive Award Plan(1)

Name and Position	Shares of Restricted Stock Awarded
Robert Greenberg—Chairman of the Board and Chief Executive Officer	29,638
Michael Greenberg—President and Director-Nominee	320,747
David Weinberg—Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director-Nominee	142,783
Mark Nason—Executive Vice President, Product Development	89,819
Philip Paccione—Executive Vice President, Business Affairs; General Counsel and Corporate Secretary	80,928
All current executive officers as a group	663,915
All current directors who are not executive officers as a group	263,892
Jeffrey Greenberg—Director-Nominee	208,892
All employees who are not executive officers as a group	2,050,631

(1)	Future benefits under the 2007 Plan are not determinable at this time. Amounts shown represent shares of restricted stock awarded to such individual or group since the 2007 Plan was approved by our stockholders on May 24, 2007. We have not awarded any options under the 2007 Plan.

Vote Required

This Proposal No. 2 regarding the approval of the 2007 Plan is governed by the New York Stock Exchange (“NYSE”) listing standards, which require that to be approved, the plan receives the affirmative vote of the holders of a majority of the shares of Class A Common Stock and Class B Common Stock cast on such proposal, in person or by proxy, provided that the votes cast on the proposal represent over 50% of the total outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote on the proposal. Under this standard, votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares on the record date, including shares resulting in broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” votes “against” and abstentions, which sum is referred to as the NYSE Votes Cast, must be greater than 50% of the total outstanding shares of Class A and Class B Common Stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of the NYSE Votes Cast. Abstentions on Proposal No. 2 will have the effect of a vote against Proposal No. 2. The approval of an equity plan is a matter on which brokers are not entitled to vote in the absence of voting instructions from the beneficial owner. Thus, broker non-votes can result from Proposal No. 2 and may make it difficult to satisfy the NYSE Votes Cast requirement.

The Board of Directors recommends a vote FOR approval of the 2007 Plan.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Name	Age	Class and Year in Which Term Will Expire if Re-elected	Position
Michael Greenberg	50	Class II (2016)	President and Director
David Weinberg	62	Class II (2016)	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director
Jeffrey Greenberg	45	Class II (2016)	Senior Vice President of Active Electronic Media and Director

Michael Greenberg has served as our President and a member of our Board of Directors since our company’s inception in 1992, and from June 1992 to October 1993, he served as our Chairman of the Board.

Mr. Greenberg’s qualifications to serve on our Board include over 25 years of experience in the footwear industry, specifically in sales, including his leadership as President of our company for the last 20 years.

David Weinberg has served as our Chief Operating Officer since January 2006, as our Chief Financial Officer since September 2009 and from October 1993 to January 2006, and as Executive Vice President and a member of our Board of Directors since July 1998.

Mr. Weinberg’s qualifications to serve on our Board include more than 20 years of experience in the footwear industry, specifically in finance and operations, including 14 years as our Chief Financial Officer and six years as our Chief Operating Officer.

Jeffrey Greenberg has served as our Senior Vice President, Active Electronic Media since June 2005 and as a member of our Board of Directors since September 2000. From January 1998 to June 2005, Mr. Greenberg served as our Vice President, Active Electronic Media. Previously, Mr. Greenberg served as our Chief Operating Officer, Secretary and a member of our Board of Directors from June 1992 to July 1998, and as our Chief Executive Officer from June 1992 to October 1993.

Mr. Greenberg’s qualifications to serve on our Board include over 20 years of experience in the footwear industry, specifically in marketing and operations, including his role on our management team during our early years of growth following our company’s inception in 1992.

Directors Not Standing for Election

The members of the Board of Directors who are continuing and not standing for election at this year’s Annual Meeting are set forth below.

Name	Age	Class and Year in Which Term Will Expire	Position
Robert Greenberg	73	Class I (2015)	Chairman of the Board and Chief Executive Officer
Morton Erlich	68	Class I (2015)	Director
Thomas Walsh	71	Class I (2015)	Director
Geyer Kosinski	47	Class III (2014)	Director
Richard Rappaport	53	Class III (2014)	Director
Richard Siskind	67	Class III (2014)	Director

Robert Greenberg has served as our Chairman of the Board and Chief Executive Officer since October 1993.

As our founder, leader and largest stockholder since our inception in 1992 and the driving force behind our brand and our products, Mr. Greenberg is uniquely qualified to serve on and lead our Board of Directors.

Morton Erlich has served as a member of our Board of Directors since January 2006 and has been an independent investor and consultant since September 2004. Mr. Erlich worked for 34 years at KPMG LLP including 24 years as an audit partner until retiring in September 2004. His last position at KPMG LLP was office managing partner of the office in Woodland Hills, California.

Mr. Erlich’s qualifications to serve on our Board include 34 years of accounting and finance experience at KPMG LLP and being licensed as a certified public accountant (currently inactive) in California since 1974. While a partner with KPMG LLP, Mr. Erlich served as lead audit partner for numerous companies in a variety of industries including companies in consumer markets, manufacturing, distribution and retail sectors. His accounting and finance experience includes expertise with various types of transactions such as bank lines of credit, debt financings, equity financings including public offerings, and mergers and acquisitions.

Thomas Walsh has served as a member of our Board of Directors since September 2010. From May 1993 until retiring in November 2006, Mr. Walsh served as senior vice president and portfolio manager with Colbie Pacific Capital, which is a factoring and asset-based lender located in Southern California.

Mr. Walsh’s qualifications to serve on our Board include over 40 years of experience in managing and providing guidance to companies, the majority of which were in the apparel business, regarding debt financing options, issues with collateral on existing debt and action plans for companies with respect to distressed customers. His qualifications also include a background in accounting and extensive experience in evaluating businesses and evaluating their financial information.

Geyer Kosinski has served as a member of our Board of Directors since November 2001. Since July 2004, Mr. Kosinski has been the Chairman and Chief Executive Officer of Media Talent Group, a talent management and production company that produces feature films and television programming and manages over 50 actors, writers and directors.

Mr. Kosinski’s qualifications to serve on our Board include over 20 years of leadership and transactional experience, specifically managing the careers of actors, writers and directors and developing and producing numerous feature films and television series in the entertainment industry.

Richard Rappaport has served as a member of our Board of Directors since September 2010. In 1999, Mr. Rappaport founded WestPark Capital, a full service investment banking and securities brokerage firm that serves the needs of both private and public companies worldwide, as well as individual and institutional investors, and he is its Chief Executive Officer. Mr. Rappaport received his B.S. in Business Administration from the University of California at Berkeley, and his M.B.A. from the University of California at Los Angeles.

In August 2004, Mr. Rappaport entered into a settlement agreement with the NASD (the “Settlement Agreement”) to settle claims that Mr. Rappaport failed in his capacity as Chief Compliance Officer of WestPark Capital to properly supervise the preparation of the six research reports released by WestPark Capital between July 2001 and October 2002 regarding public companies with speculative securities which WestPark Capital and Mr. Rappaport knew or had reason to know were misleading in light of certain omissions and exaggerated, unwarranted and misleading statements. Under the terms of the Settlement Agreement, and without admitting or denying any liability, Mr. Rappaport voluntarily surrendered his Series 24 license to act as a general securities principal on behalf of WestPark Capital for a period of 30 days restricting Mr. Rappaport’s participation in principal activities (the “Temporary Principal Suspension”), was required to requalify his Series 24 license and paid a fine of $50,000. Despite his good faith efforts to comply with the terms of the Temporary Principal Suspension and his reliance on the advice of legal counsel regarding the scope of the restricted activities, the NASD determined that certain of the activities that Mr. Rappaport engaged in during the Temporary Principal Suspension were considered “principal activities.” In September 2006, Mr. Rappaport entered into a letter of acceptance, waiver and consent (the “Consent”) with the NASD in connection with the violation of the Temporary Principal Suspension. Under the terms of the Consent, and without admitting or denying any liability, Mr. Rappaport voluntarily surrendered his Series 7 and 24 licenses for a second 30-day period and paid an additional fine of $10,000. Mr. Rappaport fully complied with the terms of the Consent to the satisfaction of the NASD.

Mr. Rappaport’s qualifications to serve on our Board include 25 years of experience in business development and corporate finance, specifically in the United States and international small cap investment banking and securities markets; he has completed over 50 public offerings of issuers’ stock and numerous private financing and M&A transactions. During his career, he has helped companies plan and implement their financial and business development strategies.

Richard Siskind has served as a member of our Board of Directors since June 1999. In 1991, Mr. Siskind founded R. Siskind & Company, a business that purchases brand name men’s and women’s apparel and accessories and redistributes those items to off-price retailers. R. Siskind & Company also controls other companies that have licenses and distribution agreements for various brands, and he is its Chief Executive Officer and a member of its Board of Directors.

Mr. Siskind’s qualifications to serve on our Board include over 35 years of experience as chief executive officer of various companies in the consumer retail sector, including four years as Chief Executive Officer and six years as a Board member of Magic Lantern Group, a publicly traded apparel company, and over 20 years as founder, majority shareholder and leader of R. Siskind & Company. Mr. Siskind’s experience with consumer retail businesses includes expertise with business planning, operations, finance, inventory control, acquisitions and licenses.

Executive Officers

The following table sets forth certain information with respect to our executive officers who are not also members of our Board of Directors. For information concerning Michael Greenberg and David Weinberg, see “Information Concerning Director Nominees” above, and for information concerning Robert Greenberg, see “Directors Not Standing for Election” above.

Name	Age	Position
Philip Paccione	51	Executive Vice President of Business Affairs, General Counsel and Corporate Secretary
Mark Nason	51	Executive Vice President of Product Development

Philip Paccione has served as our Executive Vice President, Business Affairs since February 2000, as our Corporate Secretary since July 1998 and as our General Counsel since May 1998.

Mark Nason has served as our Executive Vice President, Product Development since March 2002. From January 1998 to March 2002, Mr. Nason served as our Vice President, Retail and Merchandising, and from December 1993 to January 1998, he served as our Director of Merchandising and Retail Development.

Robert Greenberg is the father of Michael Greenberg and Jeffrey Greenberg; other than the foregoing, no family relationships exist among any of our executive officers or directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors, Committees of the Board and Attendance at Meetings

Our Corporate Governance Guidelines were adopted by our Board of Directors as of April 28, 2004 to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to enhancing long-term stockholder value. The Corporate Governance Guidelines are posted in the corporate governance section of the investor relations page of our corporate information website located at www.skx.com/investor.jsp. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement.

Our Board of Directors met four times in 2012, and all directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the director was a member. While we do not have a policy requiring our directors to attend our Annual Meeting of Stockholders, all of the directors attended the Annual Meeting of Stockholders held in 2012.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The table below provides current membership and meeting information for 2012 for each of the committees. Each of the members of these committees is independent as defined by Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual (collectively, the “NYSE Rules”), and each member of the Audit Committee is independent as defined by Section 10A(m)(3) of, and Rule 10A-3(b) under, the Exchange Act. All committee meetings were attended by all respective committee members in 2012.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Morton Erlich	X*	X	X*
Geyer Kosinski	X
Richard Siskind	X	X*	X
Total Meetings in 2012	6	6	3

*	Committee Chairman

Each of these committees acts under a written charter that complies with the applicable NYSE Rules and SEC rules. The functions performed by the committees are summarized below and are set forth in greater detail in their respective charters. The complete text of the charter for each committee can be found in the corporate governance section of the investor relations page of our corporate information website located at www.skx.com/investor.jsp, and copies are available in print, without charge, upon written request to our Corporate Secretary at Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement.

Director Independence

Our Board of Directors has nine members including six non-management directors, which are those directors who are not also serving as one of our executive officers. Our Board of Directors has affirmatively determined that the Board has five members who are independent as defined by Section 303A.02 of the NYSE Rules. These directors are Morton Erlich, Geyer Kosinski, Richard Rappaport, Richard Siskind and Thomas Walsh. The Board of Directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with our company, its subsidiaries and affiliates. The Board considered relationships and transactions between each director or any member of his immediate family and our company and its subsidiaries and affiliates, including those reported in the section entitled “Transactions with Related Persons” in this proxy statement. The purpose of the Board of Director’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NYSE Rules.

Board Leadership Structure

Robert Greenberg currently serves as both Chairman of the Board and Chief Executive Officer of our company. We believe combining the roles of Chairman and Chief Executive Officer is currently the appropriate leadership model for our company as it provides for clear accountability and efficient and effective leadership of our business. Mr. Greenberg’s knowledge regarding our operations and the industries and markets in which we compete positions him to best identify matters for Board review and deliberation. The dual role serves as a bridge between management and the Board of Directors that enables Mr. Greenberg to provide his insight and direction on important strategic initiatives to both groups, ensuring that they act with a common purpose. As our founder and our largest stockholder, with beneficial ownership of approximately 43.8% of the aggregate number of votes eligible to be cast by our stockholders and the ability to exert significant influence over matters requiring approval by our stockholders, we believe Mr. Greenberg is the appropriate person to lead both our Board of Directors and the management of our company.

To further strengthen our corporate governance structure and provide independent oversight of our company, our Board of Directors appointed Morton Erlich as our Lead Independent Director. As Lead Independent Director, Mr. Erlich acts as a liaison between the non-management directors on our Board and Robert Greenberg and the other members of our management team, chairs regularly held executive sessions without our management present, and performs other functions as requested by the non-management directors. Executive sessions are typically held in conjunction with regularly scheduled Audit Committee meetings and Board meetings, and additional sessions may be called by the Lead Independent Director in his own discretion or at the request of the Board of Directors.

Role of Board in Risk Oversight

Our Board of Directors is responsible for the oversight of risk management. The Board of Directors delegates much of this responsibility to the various committees of the Board. The Audit Committee is responsible for inquiring of management, our Director of Internal Audit and our independent registered public accounting firm about our financial reporting processes, internal controls and policies with respect to financial risk assessment and management. The Chairman of the Audit Committee has periodic discussions with our Director of Internal Audit about the adequacy and effectiveness of steps taken to monitor, control and report financial risk exposures, and the Director of Internal Audit also presents the Audit Committee with formal periodic status reports as well. The Compensation Committee oversees risks related to our compensation programs and the Nominating and Governance Committee is responsible for reviewing regulatory and other corporate compliance risks. The Board is advised by the committees of significant risks and management’s response via periodic updates.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties who wish to contact our Presiding Independent Director, Morton Erlich, or any of our other directors either individually or as a group may do so by writing to them c/o Philip Paccione, Corporate Secretary, Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266. Each writing interested party should specify whether the communication is directed to our entire Board of Directors, to only the non-management directors or to a particular director.

Audit Committee

Our Board of Directors has determined Morton Erlich, who is the Chairman of the Audit Committee, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee is responsible for overseeing and evaluating (i) the quality and integrity of our financial statements,

(ii) the performance of our internal audit and internal controls functions in addition to financial risk assessment and management applicable to our company, (iii) our policies and procedures regarding transactions with related persons, as described in greater detail below in the section entitled “Transactions with Related Persons,” (iv) the appointment, compensation, independence and performance of our independent registered public accounting firm, and (v) our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee is responsible for (i) discharging the Board’s responsibilities relating to compensation of our executive officers, (ii) overseeing the administration of our executive compensation plans, (iii) reviewing and discussing with our management the Compensation Discussion and Analysis required by the applicable SEC rules and recommending to the Board whether such disclosure should be included in our proxy statement and (iv) overseeing risks related to our compensation programs and (v) producing a report on executive compensation for inclusion in our proxy statement in accordance with the applicable rules of the SEC. This includes reviewing and approving the annual compensation of our Chief Executive Officer and other executive officers, reviewing and making recommendations to the Board with respect to executive compensation plans, including incentive compensation and equity-based compensation, and reviewing and approving performance goals and objectives with respect to the compensation of our Chief Executive Officer and other executive officers consistent with our executive compensation plans. For additional information on the role of our Chief Executive Officer in recommending the form or amount of executive compensation, see “Compensation Discussion and Analysis—Role of Management in Compensation Decisions.”

Neither of the members of our Compensation Committee has ever been an employee or officer of our company or any of its subsidiaries. None of our executive officers has served or currently serves on the board of directors or on the compensation committee of any other entity, which has officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2012.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for (i) developing and recommending to our Board of Directors the criteria for selecting directors and assessing director independence, (ii) identifying individuals qualified to become members of our Board of Directors and recommending candidates as director nominees for election to the Board, (iii) considering and making recommendations to the Board regarding its size and composition, director assignments to the other Board committees and the appointment of a chairperson for each of the other Board committees, (iv) overseeing the evaluation of our management, the Board and its committees, (v) evaluating and recommending to the Board changes to the corporate governance guidelines applicable to our company, and (vi) reviewing regulatory and other corporate compliance risks applicable to us.

Director Nominations

The Nominating and Governance Committee recommends to our Board of Directors candidates to fill vacancies or for election or re-election to the Board. In the event of a vacancy on our Board of Directors, the process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to our Board members, management and others for recommendations, meeting from time to time to evaluate biographical information and qualifications relating to potential candidates and interviews of selected candidates by members of the committee and other directors. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. The committee also considers the statutory requirements applicable to the composition of the Board and its committees, including independence requirements of the NYSE. Our Board of Directors ultimately determines the director nominees approved for inclusion on the proxy card for each annual meeting of stockholders.

Our Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. Consistent with the committee’s charter, when identifying director nominees, the committee considers general principles of diversity and does so in the broadest sense. The committee evaluates the abilities and skills, age and education, industry and professional background, and accounting and financial experience of all potential director nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a diverse mix of background, experience, knowledge and skills that will best allow our Board to fulfill its responsibilities including oversight of our business.

The Nominating and Governance Committee will consider candidates recommended by stockholders for nomination for election as directors. The committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates recommended by our Board members, management and others. Stockholders wishing to submit recommendations must provide the following information by written notice to the attention of our General Counsel by certified or registered mail:

•	As to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residential address of the candidate;

•	the principal occupation or employment of the person;

•	the class and number of shares of our stock that are beneficially owned by the candidate; and

•	the candidate’s consent to be named in the proxy statement as a nominee and to serve as a director if elected.

•	As to the stockholder recommending a candidate for director:

•

the name and address, as they appear on our stock transfer books, of the stockholder and of the beneficial owners, if any, of the stock registered in the stockholder’s name and the name and address of other stockholders known by the stockholder to be supporting the nominee; and

•

the class and number of shares of our stock beneficially owned (i) by the stockholder and the beneficial owners, if any, and (ii) by any other stockholders known by the stockholder to be supporting such candidates.

To be considered by the Nominating and Governance Committee for the 2014 Annual Meeting of Stockholders, nominations for director candidates must be received at our principal office within the time period set forth below under the section “Nominations and Stockholder Proposals for 2014 Annual Meeting” in this proxy statement.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics, which applies to all directors, officers and employees, was adopted by our Board of Directors as of April 28, 2004 and amended by the Board as of January 15, 2007. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct. The Code of Business Conduct and Ethics is posted in the corporate governance section of the investor relations page of our corporate information website located at www.skx.com/investor.jsp. We intend to promptly post any amendments to or waivers of the Code of Business Conduct and Ethics on our website. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement.

Compensation of Directors

The following table sets forth information concerning the compensation earned by our non-employee directors during 2012. Robert Greenberg, Michael Greenberg, David Weinberg and Jeffrey Greenberg are not included because as employee directors, they did not earn any additional compensation for services provided as members of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Total Compensation ($)
Morton Erlich	83,500	83,500
Geyer Kosinski	45,000	45,000
Richard Rappaport	34,500	34,500
Richard Siskind	68,500	68,500
Thomas Walsh	36,000	36,000

(1)	This column reports the amount of cash compensation earned in 2012 for Board and committee service.

Non-Employee Directors. We paid each of our non-employee directors annual compensation of $30,000 for serving on the Board of Directors in 2012. Our Audit Committee Chairman, Compensation Committee Chairman and Nominating and Governance Committee Chairman were paid additional annual fees of $15,000, $10,000 and $10,000, respectively, in 2012. Non-employee directors also received fees of $1,500 for each Board and committee meeting attended during 2012. Non-employee directors are reimbursed for reasonable costs and expenses incurred for attending any of our Board or committee meetings. Compensation, fees, and reimbursable costs and expenses are paid quarterly. During 2012, non-employee directors were eligible to receive awards of restricted shares of Class A Common Stock, grants of options to purchase shares of Class A Common Stock and other equity-based compensation under the 2007 Plan as determined by the Board of Directors. In 2012, our non-employee directors were not issued any restricted shares of Class A Common Stock nor granted any options to purchase shares of Class A Common Stock. Richard Siskind holds an exercisable stock option to purchase 20,000 shares of Class A Common Stock at an exercise price of $8.35 per share, which expires on February 5, 2014. Except for this fully vested option, none of our non-employee directors held any outstanding equity awards as of December 31, 2012.

Employee Directors. As of December 31, 2012, Robert Greenberg, Michael Greenberg and David Weinberg were the only Named Executive Officers serving on our Board of Directors, and Jeffrey Greenberg was the only non-executive employee serving on our Board of Directors. Employees of Skechers who are members of the Board of Directors are not paid any directors’ fees. Compensation of Robert Greenberg, Michael Greenberg and David Weinberg earned in 2012 is set forth under “Executive Compensation.” Compensation of Jeffrey Greenberg earned in 2012 is described in the section entitled “Transactions with Related Persons” in this proxy statement. During the 2012 fiscal year, employee directors were eligible to receive awards of shares of Class A Common Stock, grants of options to purchase shares of Class A Common Stock and other equity-based compensation under the 2007 Plan as determined by the Board of Directors. In 2012, our employee directors were not issued any restricted shares of Class A Common Stock nor granted any options to purchase shares of Class A Common Stock. None of our employee directors held any outstanding equity awards as of December 31, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis describes our compensation strategy, philosophy, policies, programs and practices for our Named Executive Officers for 2012 should be read together with the compensation tables and related disclosures set forth below. The Named Executive Officers are those executive officers listed in the table captioned Summary Compensation Table in this proxy statement: Robert Greenberg, Chief Executive Officer; Michael Greenberg, President; David Weinberg, Chief Operating Officer and Chief Financial Officer; Mark Nason, Executive Vice President of Product Development; and Philip Paccione, General Counsel and Corporate Secretary. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we may adopt in the future may differ materially from the compensation strategy, philosophy, policies, programs and practices summarized in this discussion.

Role of Compensation Committee

Our executive compensation program is administered by or under the direction of the Compensation Committee of our Board of Directors. Under the terms of its Charter, the Compensation Committee is responsible for (i) discharging the Board’s responsibilities relating to compensation of our executive officers, (ii) overseeing the administration of our executive compensation plans, (iii) reviewing and discussing with our management this Compensation Discussion and Analysis required by the applicable SEC rules and recommending to the Board its inclusion in this proxy statement and (iv) producing the annual report on executive compensation included elsewhere in this proxy statement in accordance with the applicable SEC rules.

The Compensation Committee has the authority to retain the services of outside advisors, experts and other consultants to assist in the evaluation of the compensation of the Chief Executive Officer, the other executive officers and the Board of Directors. Neither our management nor the Compensation Committee retained a compensation consultant in 2012 to review policies and procedures with respect to executive compensation or to advise us on compensation matters. For 2012, the Compensation Committee reviewed management’s compensation recommendations and then discussed these recommendations with management. These recommendations were then approved by the Compensation Committee in January 2012.

Role of Management in Compensation Decisions

Management, led by our Chief Executive Officer, President and Chief Operating Officer, annually makes recommendations to the Compensation Committee regarding (i) annual base salary and bonuses to be paid to executive officers, (ii) the formation and modification of our equity-based and incentive compensation plans for executive officers, (iii) awards to be granted under our equity-based compensation plan and (iv) performance metrics to be used to calculate incentive compensation that executive officers may earn under our incentive compensation plan. Management also meets periodically with the Compensation Committee to discuss these recommendations, which are based on management’s assessment of the base salary, equity-based compensation and incentive compensation opportunities that are competitive within our industry and within the geographical labor markets in which we participate. The Compensation Committee has the authority to adopt, modify or reject any of these recommendations.

Compensation Objectives

The basic compensation philosophy of our management and the Compensation Committee is to provide competitive salaries and incentives to executive officers in order to promote superior financial performance. The Compensation Committee has believed in past years that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success. However, following the decline in our company’s financial performance in 2011, our executive compensation policies for 2012 focused primarily on retaining our executives to enable us to achieve our business objectives and corporate strategies that are critical to improving our company’s financial performance. The Compensation Committee determined that placing a greater emphasis on executive officers’ base salaries as a component of total compensation in 2012 was necessary to satisfy this retention objective. The Compensation Committee also approved challenging performance goals under our incentive compensation program for 2012 that were designed to reward our executive officers for achieving specific short-term individual and corporate goals.

Elements of Compensation

Our executive compensation has historically consisted of three primary components:

•	base salary and benefits;

•	performance-based compensation, if any, under the 2006 Annual Incentive Compensation Plan (the “2006 Plan”); and

•	equity compensation awarded under the 2007 Plan.

These components, individually and in the aggregate, are designed to accomplish one or more of the compensation objectives described above. While our executive officers were not provided all of these components for 2012, we annually reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. As our company’s financial performance continues to improve, our executive compensation policies and the underlying objectives that they are designed to achieve will continue to change. We expect that besides any changes to total compensation in the future, the allocation of total compensation among these components may also be changed to satisfy our then-current compensation objectives.

Base Salary

Base salaries for our Named Executive Officers are established based on the scope of their respective responsibilities, taking into account market compensation paid by competitors within our industry and other companies of similar type, size and financial performance for individuals in similar positions. We set base compensation for our Named Executive Officers at levels that we believe enable us to hire and retain individuals in a competitive environment, and to reward satisfactory performance at an acceptable level based upon contributions to our overall business objectives.

Base salaries are generally reviewed annually, but may be adjusted from time to time to realign salaries with market levels. In reviewing base salaries, we consider various factors, including (i) each individual’s level of responsibilities, performance and results achieved, and professional experience, (ii) a comparison to base salaries paid to employees in comparable positions by our competitors and companies of similar type, size and financial performance and (iii) cost of living increases.

The 2012 annual base salaries of three of the Named Executive Officers, Robert Greenberg, Michael Greenberg and David Weinberg, were increased from their 2011 levels by $750,000, $500,000 and $250,000, respectively. Robert Greenberg and Michael Greenberg had not received any increases to their base salaries since 2005, and David Weinberg had not received an increase to his base salary since 2007. Based on conversations between our management and the Compensation Committee, and following the recommendation of our Chief Executive Officer, Robert Greenberg, the Compensation Committee determined that it was appropriate to increase these three Named Executive Officers’ base salaries to levels comparable with officers at competitors within our industry.

Annual Incentive Compensation

The 2006 Plan is intended to advance our interests and those of our stockholders and to assist us in attracting and retaining executive officers by providing incentives and financial rewards to such executives who, because of the extent of their responsibilities can make significant contributions to our success through their ability, industry expertise, loyalty and exceptional services.

The 2006 Plan provides executive employees, including the Named Executive Officers, with the opportunity to earn bonuses based on our financial performance by linking incentive award opportunities to the achievement of our performance goals. The 2006 Plan allows us to set annual performance criteria and goals that are flexible and change with the needs of our business. The Compensation Committee annually approves the performance criteria and goals that will be used in formulae to calculate our Named Executive Officers’ incentive compensation on a quarterly basis for each fiscal year. By determining performance criteria and setting goals at the beginning of each fiscal year, our Named Executive Officers understand our goals and priorities during the current fiscal year. Following the conclusion of each quarter during the current fiscal year, the Compensation Committee certifies the amount of the award for each participant for each such quarter. The amount of an award actually paid to a participant each quarter may, in the sole discretion of the Compensation Committee, be reduced to less than the amount payable to the participant based on attainment of the performance goals for each such quarter.

The Compensation Committee approved the performance goals in January 2012 for fiscal 2012. The business criteria used in the formulae to calculate the incentive compensation of the Named Executive Officers for 2012 was our net sales growth because the Compensation Committee believes that it provides an accurate measure of our annual performance. While in past years, the formulae used each quarter to determine if any incentive compensation was earned was based on quarterly net sales in the current year compared to the corresponding quarter in the immediately preceding year, our management recommended and the Compensation Committee determined that such a policy in 2012 was not appropriate following our decline in financial performance in 2011. Instead our management recommended and the Compensation Committee adopted a policy for 2012 pursuant to which quarterly net sales in 2012 would be compared to the corresponding quarter in 2010 when our net sales performance was stronger to determine whether any incentive compensation was earned each quarter.

The potential payments of incentive compensation to our Named Executive Officers are performance-driven and therefore completely at risk. The following table sets forth the set of performance criteria used to determine the Named Executive Officers’ annual incentive compensation on a quarterly basis, which may be earned depending on our company’s financial performance:

Name of Executive

Quarterly incentive compensation earned

equals amount by which net sales for the

applicable quarter exceeds net sales for the
corresponding quarter in the 2010 fiscal year
multiplied by the listed percentage (%)

Robert Greenberg	0.500
Michael Greenberg	0.175
David Weinberg	0.150
Mark Nason	0.125
Philip Paccione	0.050

If net sales for the applicable quarter exceed net sales for the corresponding quarter in the 2010 fiscal year, then the executive will earn a quarterly bonus equal to the amount of such excess multiplied by the percentage set forth in the table above with respect to such quarter. The Compensation Committee did not place a maximum limit on the incentive compensation that could have been earned by the Named Executive Officers in 2012, although the maximum amount of incentive compensation that any Named Executive Officer may earn in a 12-month period under the 2006 Plan is $5,000,000. While our net sales performance in the third and fourth quarters of 2012 improved in comparison to the corresponding periods in 2011, quarterly net sales in 2012 did not reach net sales levels for any quarter in 2010. Based on our financial performance and the performance goals previously set by the Compensation Committee for each Named Executive Officer for 2012, none of the Named Executive Officers earned any incentive compensation for 2012.

Equity-Based Compensation

Our employees, including the Named Executive Officers, are eligible to receive, from time to time, awards of restricted stock, grants of stock options and other equity-based compensation under the 2007 Plan that are designed to:

•	closely align management and stockholder interests;

•	promote retention and reward executives and other key employees for building stockholder value; and

•	encourage long-term investment in our company by participating Named Executive Officers.

The Compensation Committee believes that stock ownership by management has been demonstrated to be beneficial to all stockholders and equity-based compensation awards have historically been granted by our company to executive officers and other employees for the foregoing reasons and as further discussed below. Certain executive employees, including all of the Named Executive Officers other than Robert Greenberg, were awarded shares of restricted stock in September 2009 under the 2007 Plan as a component of their total compensation for the 2009 fiscal year. We have not awarded any restricted stock to the Named Executive Officers since then, and we have not granted any stock options to them since February 2004, but we may do so again in the future.

Restricted Stock

Historically, awards of restricted stock made to our Named Executive Officers are subject to certain restrictions that generally lapse over a period of two to four years from the date of the award depending on the specific award. This vesting schedule promoted retention and encouraged long-term investment in our company by the Named Executive Officers, especially those who did not already hold shares of our Class A or Class B Common Stock. This also provided a reasonable time frame to align the Named Executive Officers’ compensation with stockholder interests since any appreciation of our stock price will benefit both management and stockholders. An additional advantage of restricted stock is that, in comparison to stock options, fewer shares are required to deliver the same economic value. This may result in lower stockholder dilution than granting stock options. The Compensation Committee awarded restricted stock to the Named Executive Officers, except for Robert Greenberg, on September 4, 2009 as part of their total compensation for the 2009 fiscal year in part due to these advantages. These restricted stock awards were scheduled to vest in three equal installments, with one-third having vested on each of November 1, 2010, 2011 and 2012.

Employment Agreements, Severance Benefits and Change of Control Provisions

We do not have any employment, severance or change-of-control agreements in effect with any of our Named Executive Officers.

The restricted stock awards granted under our 2007 Plan provide that in the event of a change of control, all outstanding unvested shares will vest in full. None of our Named Executive Officers currently holds any awards of restricted stock that are not fully vested.

A “change of control” is generally defined in the 2007 Plan, including the equity award agreements thereunder, as (i) the acquisition by certain persons of our securities representing 50% or more of the combined voting power of our outstanding securities; (ii) a change during any two-year period in a majority of the Board of Directors unless each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or whose election or nomination was so approved; (iii) approval by our stockholders of a merger or consolidation (except with certain permitted entities); or (iv) approval by our stockholders of a complete liquidation of our company or the sale or disposition of all or substantially all of our assets.

The Compensation Committee believes that our change of control policy is consistent with the objectives of providing the highest possible return to stockholders by allowing the Named Executive Officers to be able to effectively participate equally with stockholders in evaluating alternatives in the event of a change of control transaction, without compelling the Named Executive Officer to remain employed under new ownership.

Equity Award Practices

As described under the Equity Compensation section, equity-based awards are a significant component of our overall executive compensation program. We do not backdate grants of awards nor do we coordinate the grant of awards with the release of material information that might result in favorable pricing. New hire grants of awards to executive officers and other new employees are generally based on the date of hire. It is our practice that the per share exercise price for all grants of stock options be equal to the closing price of a share of our Class A Common Stock on the New York Stock Exchange on the date of grant, and we have never re-priced any grants.

Perquisites and Other Benefits

We provide our Named Executive Officers with perquisites and other benefits that are reflected in the “All Other Compensation” column in the table captioned Summary Compensation Table in this proxy statement, which we believe are reasonable, competitive and consistent with our overall executive compensation program. The costs of these benefits constitute only a small percentage of each Named Executive Officer’s total compensation and include the following:

Aircraft usage. We have an agreement with an aircraft operator for use of its aircraft for business travel. Each Named Executive Officer may also use the aircraft for personal use. If we are not reimbursed for costs associated with personal use of the aircraft, such costs are considered taxable income to the Named Executive Officer. During 2012, there was no personal use of the aircraft by any of the Named Executive Officers for which we were not reimbursed in full.

Automobile usage. During 2012, automobiles that we purchased at our sole cost were used by Robert Greenberg, Michael Greenberg and David Weinberg. We also paid on their behalf the automobile insurance premiums related to their use of these automobiles.

Health Club Dues. During 2012, we paid health club membership fees for David Weinberg and Philip Paccione.

Impact of Regulatory Requirements

Tax Deductibility of Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the annual amount of compensation (other than compensation that qualifies as “qualified performance-based compensation”) that publicly held companies may deduct for federal income tax purposes for certain executive officers.

The Compensation Committee believes that tax deductibility is a factor to be considered in evaluating a compensation program. The Compensation Committee generally seeks to structure compensation in a manner that is intended to avoid the disallowance of deductions under Section 162(m) of the Code. Nevertheless, when warranted due to competitive and other factors, the Compensation Committee may award compensation that exceeds the deductibility limit under Section 162(m) of the Code or otherwise pay non-deductible compensation.

Internal Revenue Code Section 409A

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and programs for all of our employees and other service providers, including the Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Accounting Standards

Financial Accounting Standards Board (“FASB”) ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock and stock options under the 2007 Plan are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Other Tax, Accounting and Regulatory Considerations

Many other Code provisions, SEC regulations and accounting rules affect the delivery of executive compensation and are generally taken into consideration as programs are developed. Our goal is to create and maintain plans that are efficient and in full compliance with these requirements.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of Skechers, and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, in Skechers’ Annual Report on Form 10-K for the year ended December 31, 2012.

Respectfully submitted,

Richard Siskind, Chairman

Morton Erlich

EXECUTIVE COMPENSATION

The following table sets forth selected information concerning the compensation earned by our Principal Executive Officer, Principal Financial Officer, and each of our three most highly compensated executive officers who served in positions other than Principal Executive Officer and Principal Financial Officer at the end of the last completed fiscal year (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)		Total ($)
Robert Greenberg	2012	1,750,000	—	34,042	(2)	1,784,042
Chairman of the Board and	2011	1,000,000	562,500	24,477		1,586,977
Chief Executive Officer	2010	1,000,000	3,602,143	34,977		4,637,120

Michael Greenberg	2012	1,500,000	—	70,003	(3)	1,570,003
President and Director	2011	1,000,000	375,000	68,381		1,443,381
	2010	1,000,000	1,498,250	60,144		2,558,394

David Weinberg	2012	1,250,000	—	73,794	(4)	1,323,794
Executive Vice President,	2011	1,000,000	150,000	73,579		1,223,579
Chief Operating Officer, Chief Financial Officer and Director	2010	1,000,000	1,055,643	84,521		2,140,164

Mark Nason	2012	1,000,000	—	14,321	(5)	1,014,321
Executive Vice President of	2011	1,000,000	75,000	22,380		1,097,380
Product Development	2010	1,000,000	813,036	22,359		1,835,395

Philip Paccione	2012	500,000	—	17,203	(6)	517,203
Executive Vice President of	2011	500,000	—	17,000		517,000
Business Affairs, General Counsel and Corporate Secretary	2010	473,077	285,214	23,377		781,668

(1)	Represents the cash awards that the Named Executive Officers earned under our 2006 Plan. Incentive compensation is paid quarterly based on performance levels that our company achieved in the prior quarter. The amounts listed for each year exclude any bonuses earned by the Named Executive Officers in the previous year that were paid in the indicated year and include incentive compensation earned in the fourth quarter of the indicated year that was paid in the following year. Additional information regarding the 2006 Plan is described in the section entitled “Compensation Discussion and Analysis” in this proxy statement.
(2)	Represents health and life insurance payments of $15,577, and costs of $18,465 related to automobiles purchased by us for use by Mr. Greenberg. The aggregate incremental costs of automobile usage are based on depreciation expense for automobiles purchased in 2006 and 2012 and the automobile insurance premiums paid by us on behalf of Mr. Greenberg.
(3)	Represents health and life insurance payments of $22,399, costs of $47,704 related to automobiles purchased by us for use by Mr. Greenberg and automobile insurance premiums paid by us on behalf of Mr. Greenberg. The aggregate incremental costs of automobile usage are based on depreciation expense for automobiles purchased in 2008 and 2010, and the automobile insurance premiums paid by us on behalf of Mr. Greenberg.
(4)	Represents health and life insurance payments of $22,399, an annual payment of health club membership fees $1,284, costs of $50,111 related to automobiles purchased by us for use by Mr. Weinberg. The aggregate incremental costs of automobile usage are based on depreciation expense for an automobile purchased in 2012, and the automobile insurance premiums paid by us on behalf of Mr. Weinberg.
(5)	Represents health and life insurance payments.
(6)	Represents health and life insurance payments of $15,919 and an annual payment of health club membership fees of $1,284.

Grants of Plan-Based Awards in Fiscal 2012

The following table provides information about plan-based awards granted to the Named Executive Officers in 2012: the grant date and the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the 2006 Plan that were awarded in 2012 for the performance period covering fiscal 2012. The Named Executive Officers did not receive any other stock awards or option awards in 2012.

		Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)
Name of Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert Greenberg	1/9/12	0	0	5,000,000
Michael Greenberg	1/9/12	0	0	5,000,000
David Weinberg	1/9/12	0	0	5,000,000
Mark Nason	1/9/12	0	0	5,000,000
Philip Paccione	1/9/12	0	0	5,000,000

(1)	These columns are intended to show the potential value of the payments for each Named Executive Officer under the 2006 Plan if the threshold, target or maximum goals are satisfied for the performance measures. The potential payments are performance-driven and therefore completely at risk. There are no specific target amounts that can be determined with respect to any payouts of incentive compensation under the 2006 Plan for fiscal 2012 because any amounts payable are determined on a quarterly basis based on pre-approved percentages for each Named Executive Officer multiplied by the amount, if any, that net sales for the applicable quarter exceed net sales for the corresponding quarter in the 2010 fiscal year. The Compensation Committee approved the performance goals in January 2012 for fiscal 2012. Additional information regarding the business measurements and performance goals for determining the payments are described in the section entitled “Compensation Discussion and Analysis—Annual Incentive Compensation” in this proxy statement. When determining the performance goals, the Compensation Committee did not place a limit on the non-equity incentive compensation that could be earned by the Named Executive Officers in fiscal 2012; however, the maximum amount of incentive compensation that any Named Executive Officer may earn in a 12-month period under the 2006 Plan is $5,000,000.

Options Exercised and Stock Vested in Fiscal 2012

The following table provides information for the Named Executive Officers regarding the number of shares acquired in 2012 upon the vesting of restricted stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions. None of the Named Executive Officers exercised any stock options in 2012.

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert Greenberg	—	—
Michael Greenberg	100,000	1,730,000
David Weinberg	41,666	720,822
Mark Nason	25,000	432,500
Philip Paccione	25,000	432,500

(1)	Amounts are calculated by multiplying the number of shares acquired on vesting of the related stock awards by the closing price per share of the Company’s Class A Common Stock on the date of vesting.

Outstanding Equity Awards at 2012 Fiscal Year-End

None of the Named Executive Officers held any outstanding equity awards as of December 31, 2012. For additional information about equity awards, see the description of equity-based compensation in the section entitled “Compensation Discussion and Analysis” in this proxy statement.

Change of Control Benefits

As of December 31, 2012, none of the Named Executive Officers held any shares of restricted stock or unvested stock options under our Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan (the “1998 Stock Plan”) or the 2007 Plan, so they would not be entitled to receive any benefits upon a “change of control” under either of these plans. In addition, the Named Executive Officers would not be entitled to any severance or other benefits in the event of their termination or a change of control. For additional information about change of control terms under the 2007 Plan, see the description provided in the section entitled “Compensation Discussion and Analysis” in this proxy statement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2012 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders:
1998 Stock Plan	52,696		$9.34	—
2007 Plan	—		—	4,868,881
2008 ESPP	—		—	2,210,454

Total plans approved by security holders	52,696	(1)	$9.34	7,079,335	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	52,696			7,079,335

(1)	Amount does not include an additional 284,333 shares of restricted stock, which were awarded under the 2007 Plan, that were outstanding with a weighted-average grant date fair value of $17.69.
(2)	The shares available for issuance under the 2007 Plan are available for issuance as restricted stock and other forms of equity-based compensation in addition to stock options, warrants and rights. The number of shares available for future issuance under the 2008 Employee Stock Purchase Plan (the “2008 ESPP”) may be adjusted annually on January 1 for increases equal to the least of 500,000 shares, 1% of the outstanding shares of our capital stock on such date or a lesser amount as may be determined by our Board of Directors. The 1998 Stock Plan and the Amended and Restated 1998 Employee Stock Purchase Plan were terminated and no additional granting of awards or rights under those plans was permitted after December 31, 2007.

Relationship of Risk to Compensation Policies and Practices

In April 2013, our company’s management and Compensation Committee reviewed our compensation policies and practices to determine whether any potential risks related to our compensation policies and practices for executives and other employees could encourage decision making that could expose our company to unreasonable risks of material adverse consequences to our financial condition, results of operations or cash flows. The Compensation Committee discussed these potential pay risks with management and determined that any such pay risks do not expose our company to unreasonable risks of material adverse consequences to our financial condition, results of operations or cash flows.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by the Board of Directors and applicable NYSE Rules and SEC standards. The Audit Committee is responsible for oversight and evaluation of (i) the quality and integrity of Skechers’ financial statements, (ii) the performance of Skechers’ internal audit and internal controls functions in addition to financial risk assessment and management applicable to Skechers, (iii) Skechers’ policies and procedures regarding transactions with related persons, (iv) the appointment, compensation, independence and performance of Skechers’ independent registered public accounting firm, and (v) Skechers’ compliance with legal and regulatory requirements.

On April 8, 2013, KPMG LLP (“KPMG”) notified Skechers that KPMG was resigning, effective immediately, as Skechers’ independent registered public accounting firm. KPMG stated it had concluded it was not independent because of alleged insider trading in Skechers’ securities by one of KPMG’s former partners who was the KPMG engagement partner on the Skechers audit for the 2011 and 2012 fiscal years. KPMG advised Skechers it resigned as Skechers’ independent accountant solely due to the impairment of KPMG’s independence resulting from its now former partner’s alleged unlawful activities and not for any reason related to the Skechers financial statements, its accounting practices, the integrity of Skechers management or for any other reason.

None of KPMG’s audit reports on Skechers’ financial statements for the fiscal years ended December 31, 2011 and 2012 or KPMG’s audit reports on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2012 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, at no point during the two fiscal years ended December 31, 2012 and the subsequent interim period through April 8, 2013 were there any (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, or (2) “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee has reviewed and discussed with Skechers’ management, internal finance staff and internal auditors Skechers’ audited financial statements for the fiscal year ended December 31, 2012 and management’s assessment of the effectiveness of Skechers’ internal control over financial reporting. Prior to KPMG’s resignation and withdrawal of its audit opinions, the Audit Committee did the following:

•

it reviewed and discussed with KPMG, with and without management present, Skechers’ audited financial statements for the fiscal year ended December 31, 2012, management’s assessment of the effectiveness of Skechers’ internal control over financial reporting, and KPMG’s evaluation of Skechers’ internal control over financial reporting;

•

it discussed with KPMG the results of its examinations and the judgments concerning the quality, as well as the acceptability, of Skechers’ accounting principles and such other matters that Skechers is required to discuss with its independent registered public accounting firm under applicable rules, regulations and U.S. generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended, and adopted by the Public Company Accounting Oversight Board in Rule 3200T); and

•

it received from KPMG the written disclosures and the letter from Skechers’ independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from Skechers and management, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the fees paid to KPMG during the year.

Based on our review and the discussions referred to above, and prior to KPMG’s resignation and withdrawal of its audit opinions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2012 be included in Skechers’ Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Respectfully submitted,

Morton Erlich, Chairman

Geyer Kosinski

Richard Siskind

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2012 and 2011

We retained KPMG LLP to provide services for fiscal years 2012 and 2011 in the categories and amounts as follows:

Service	2012		2011
Audit fees(1)	$1,750,000	(4)	$1,705,000
Audit-related fees(2)	—		—
Tax fees(3)	686,000		403,000
All other fees	—		—

Total audit and non-audit fees	$2,436,000		$2,108,000

(1)	These are fees for the audit of our annual financial statements and the review of our annual report on Form 10-K, the review of financial statements included in our quarterly reports on Form 10-Q, the attestation of the effectiveness of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and consultations regarding financial accounting and reporting, as well as for services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	These are fees for assurance, accounting research and services related to the audit or a review of our financial statements that are not reported as “Audit” fees.
(3)	These are fees for U.S. federal, state and international tax compliance and tax consulting.
(4)	Of this amount, $490,000 remains unpaid as of April 30, 2013.

Pre-Approval Policy

The Audit Committee’s Pre-Approval Policy provides for pre-approval of specifically described audit, audit-related, tax and all other services by the Audit Committee in order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Pre-Approval Policy also provides a list of prohibited non-audit services. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, the requested service will require specific pre-approval by the Audit Committee. The term of any pre-approved services is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically review and may revise the list of pre-approved services, based on subsequent determinations. Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established annually by the Audit Committee after the independent registered public accounting firm’s appointment for the then current fiscal year has been approved by the Audit Committee. Any fees for proposed services exceeding these levels will also require specific pre-approval by the Audit Committee. All services provided by our independent registered public accounting firm in 2012 were pre-approved in accordance with the Audit Committee’s pre-approval requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Class A Common Stock and Class B Common Stock as of April 1, 2013 by (i) each of our directors, (ii) each of our Named Executive Officers, (iii) each person that we know to be a beneficial owner of more than 5% of either class of our Common Stock and (iv) all of our directors and executive officers as a group.

Each stockholder’s percentage of ownership in the following table is based upon 39,336,834 shares of Class A Common Stock and 11,257,854 shares of Class B Common Stock outstanding as of March 30, 2012. Our Class B Common Stock is convertible at any time into shares of Class A Common Stock on a one-for-one basis. Beneficial ownership is determined in accordance with SEC rules and regulations. In computing the number of shares of our Class A Common Stock beneficially owned by a person and the percentage of beneficial ownership of that person, shares of Class A Common Stock underlying notes, options or shares of Class B Common Stock held by that person that are convertible or exercisable, as the case may be, within 60 days of April 1, 2013 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. See the section entitled “Transactions with Related Persons” in this proxy statement for a description of transactions between the Greenberg Family Trust, of which Robert Greenberg is a trustee, Michael Greenberg and our company. To our knowledge, unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of Class A and Class B Common Stock set forth opposite such person’s name. Unless otherwise indicated in the footnotes below, the address of each beneficial owner listed below is c/o Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

Name of Beneficial Owner	Number of Class A Shares Beneficially Owned		Percentage of Class A Shares Beneficially Owned	Number of Class B Shares Beneficially Owned		Percentage of Class B Shares Beneficially Owned
5% stockholders:
FMR LLC	5,480,029	(1)	13.9%	—		—
BlackRock, Inc.	2,941,662	(2)	7.5	—		—
Dimensional Fund Advisors LP	2,757,161	(3)	7.0	—		—
The Vanguard Group, Inc.	2,274,528	(4)	5.8	—		—
Artisan Partners Holdings LP	2,136,200	(5)	5.4	—		—
Gil Schwartzberg	2,773,044	(6)	6.6	2,773,044	(7)	24.6%
Named Executive Officers and directors:
Robert Greenberg	6,662,867	(8)	14.5	6,653,636	(9)	59.1%
Michael Greenberg	688,297	(10)	1.7	540,341	(11)	4.8
Jeffrey Greenberg	668,893	(12)	1.7	403,209	(13)	3.6
David Weinberg	134,984	(14)	*	—		—
Mark Nason	15,658		*	—		—
Philip Paccione	6,988		*	—		—
Morton Erlich	21,000	(15)	*	—		—
Geyer Kosinski	7,850		*	—		—
Richard Rappaport	11,000		*	—		—
Richard Siskind	61,333	(16)	*	—		—
Thomas Walsh	1,250		*	—		—
All current directors and executive officers as a group (11 persons)	8,280,120	(17)	17.6%	7,597,186		67.5%

*	Less than 1.0%

(1)

Information is based on a Schedule 13G filed with the SEC on February 14, 2013 and represents the number of shares beneficially owned as of December 31, 2012. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC (“FMR”) and an investment adviser registered under the Investment Advisers Act of 1940, beneficially owns 5,479,500 shares of Class A Common Stock. The ownership of one investment company registered under the Investment Company Act of 1940, Fidelity Advisor Small Cap Fund, amounted to 2,100,000 shares of Class A Common Stock. The ownership of one investment company registered under the Investment Company Act of 1940, Fidelity Low-Priced Stock Fund, amounted to 2,000,000 shares of Class A Common Stock. Edward C. Johnson 3d, Chairman of FMR, and FMR, through its control of Fidelity, and Fidelity’s funds each has sole power to dispose of the 5,479,500 shares owned by such funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by Fidelity’s funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The principal business office of FMR, Fidelity and the noted funds is located at 82 Devonshire Street, Boston, Massachusetts 02109.
(2)

Information is based on a Schedule 13G filed with the SEC on February 8, 2013 and represents the number of shares beneficially owned as of December 31, 2012. BlackRock, Inc. (“BlackRock”) has sole voting power and sole dispositive power with respect to 2,941,662 shares held by the following subsidiaries: BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd. and BlackRock Investment Management (UK) Limited. The principal business office of BlackRock is located at 40 East 52nd Street, New York, New York 10022.

(3)	Information is based on a Schedule 13G filed with the SEC on February 11, 2013 and represents the number of shares beneficially owned as of December 31, 2012. Dimensional Fund Advisors LP (“Dimensional”), in its capacity as investment advisor, has sole voting power with respect to 2,705,901 shares and sole dispositive power with respect to 2,757,161 shares. The principal business office of Dimensional is located at Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(4)	Information is based on a Schedule 13G filed with the SEC on February 12, 2013 and represents the number of shares beneficially owned as of December 31, 2012. The Vanguard Group, Inc. (“Vanguard”) has sole voting power with respect to 56,277 shares, of which 54,677 shares are held by its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, for which Vanguard serves as investment manager of collective trust accounts, and 1,600 shares are held by its wholly-owned subsidiary, Vanguard Investments Australia, Ltd., for which Vanguard serves as investment manager of Australian investment offerings. Vanguard has sole dispositive power with respect to 2,219,851 shares and shared dispositive power with respect to 54,677 shares. The principal business office of Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)	Information is based on a Schedule 13G filed with the SEC on February 7, 2013 and represents the number of shares reported as beneficially owned as of December 31, 2012. Andrew and Carlene Ziegler (the “Zieglers”) are the principal stockholders of ZFIC, Inc. (“ZFIC”), which is the sole stockholder of Artisan Investment Corporation (“Artisan Corp.”), which is the general partner of Artisan Partners Holdings LP (“Artisan Holdings”), which is the sole limited partner of Artisan Partners Limited Partnership (“Artisan Partners”), and Artisan Investments GP LLC (“Artisan Investments”) is the general partner of Artisan Partners, which is an investment adviser registered under the Investment Advisors Act of 1940. Artisan Partners Funds, Inc. (“Artisan Funds”) is an investment company registered under the Investment Company Act of 1940. Artisan Partners holds 2,136,200 shares, including 1,385,700 shares on behalf of Artisan Funds. Artisan Holdings has shared voting power with respect to 2,021,100 shares and shared dispositive power with respect to 2,136,200 shares. The principal business office of Artisan Corp., Artisan Holdings, Artisan Partners, Artisan Investments, ZFIC, the Zeiglers and Artisan Funds is located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.
(6)	Represents shares of Class B Common Stock that are convertible at any time into shares of Class A Common Stock on a one-for-one basis. Beneficial ownership of these shares is described in greater detail in note 7 below.
(7)

Represents 651,018 shares of Class B Common Stock held by the Robert Y. Greenberg 2011 Annuity Trust, 651,018 shares of Class B Common Stock held by the M. Susan Greenberg 2011 Annuity Trust, 735,504 shares of Class B Common Stock held by the Robert Y. Greenberg 2012 Annuity Trust and

735,504 shares of Class B Common Stock held by the M. Susan Greenberg 2012 Annuity Trust. Gil Schwartzberg may be deemed to beneficially own these shares as sole trustee of the trusts, and Mr. Schwartzberg has sole voting power and sole dispositive power with respect to the shares held by these trusts. Mr. Schwartzberg disclaims beneficial ownership of any of these shares except to the extent of his pecuniary interest therein. The principal business office of Mr. Schwartzberg is located at 269 S. Beverly Drive, Suite 1315, Beverly Hills, California 90212.
(8)	Includes 6,653,636 shares of Class B Common Stock that are convertible at any time into shares of Class A Common Stock on a one-for-one basis. Beneficial ownership of these shares is described in greater detail in note 9 below.
(9)	Represents shares of Class B Common Stock held by the Greenberg Family Trust (the “Trust”) that Robert Greenberg, our Chief Executive Officer and Chairman of the Board, is deemed to beneficially own as a trustee of the Trust. His wife, Susan Greenberg, is also a trustee of the Trust and is also deemed to beneficially own all shares held by the Trust.
(10)	Includes 540,341 shares of Class B Common Stock that are convertible at any time into shares of Class A Common Stock on a one-for-one basis, and 60,930 shares of Class A Common Stock beneficially owned by Michael Greenberg, our President and a member of our Board of Directors, indirectly through his wife, Wendy Greenberg, and their children. Mr. Greenberg disclaims beneficial ownership of these 60,930 shares except to the extent of his pecuniary interest therein. Beneficial ownership of the 540,341 shares of Class B Common Stock is described in greater detail in note 11 below.
(11)	Represents 489,041 shares of Class B Common Stock held by the Michael and Wendy Greenberg Family Trust that Michael Greenberg is deemed to beneficially own as trustee of such trust, and 51,300 shares of Class B Common Stock held in various trust accounts for Mr. Greenberg’s minor children and of which a third party acts as trustee. Mr. Greenberg disclaims beneficial ownership of these 51,300 shares except to the extent of his pecuniary interest therein.
(12)	Includes 403,209 shares of Class B Common Stock that are convertible at any time into shares of Class A Common Stock on a one-for-one basis, 62,740 shares of Class A Common Stock held by the Jeffrey Greenberg 2012 GRAT that Mr. Greenberg is deemed to beneficially own as his wife is trustee of such annuity trust, which is for the benefit of his two daughters who are minors, 1,448 shares of Class A Common Stock held by the Jeffrey and Lori Greenberg Family Trust that are his wife’s separate property, and 32,632 shares of Class A Common Stock held in various trust accounts for Mr. Greenberg’s two daughters who are minors and of which Mr. Greenberg is deemed to beneficially own as trustee of such trusts. Mr. Greenberg disclaims beneficial ownership of the 1,448 shares that are his wife’s separate property and the 62,740 shares held in the annuity trust except to the extent of his pecuniary interest therein. Beneficial ownership of the 403,209 shares of Class B Common Stock is described in greater detail in note 13 below.
(13)	Represents 134,278 shares of Class B Common Stock held by the Jeffrey and Lori Greenberg Family Trust that Jeffrey Greenberg, a member of our Board of Directors, is deemed to beneficially own as trustee of such trust, and 179,831 shares of Class B Common Stock held by the Jeffrey Greenberg 2012 GRAT that Mr. Greenberg is deemed to beneficially own as his wife is trustee of such annuity trust, which is for the benefit of his two daughters who are minors. Also represents 70,816 shares of Class B Common Stock held in various trust accounts for Mr. Greenberg’s two daughters who are minors and of which Mr. Greenberg is deemed to beneficially own as he or his wife is trustee of such trusts, and 10,792 shares of Class B Common Stock held by the Chloe July Greenberg custodial account and 7,492 shares of Class B Common Stock held by the Catherine Elle Greenberg custodial account, for which one of his siblings acts as custodian. These custodial accounts are for the benefit of Mr. Greenberg’s two daughters who are minors, and he disclaims beneficial ownership of the 179,831 shares held in the annuity trust and the 18,284 shares held in the two custodial accounts except to the extent of his pecuniary interest therein.
(14)	Represents shares of Class A Common Stock that David Weinberg, our Chief Operating Officer, Chief Financial Officer, Executive Vice President and a member of our Board of Directors, is deemed to beneficially own as sole trustee of The David Weinberg Trust dated September 7, 2000.
(15)	Represents shares of Class A Common Stock held by The Erlich Family Trust that Morton Erlich, a member of our Board of Directors, is deemed to beneficially own as a trustee of such trust.

(16)	Includes 20,000 shares of Class A Common Stock underlying options that are currently exercisable.
(17)	Includes 20,000 shares of Class A Common Stock underlying options that are currently exercisable by our executive officers and Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our securities, to file with the SEC reports of initial ownership (Form 3’s) and reports of changes in ownership (Form 4’s and 5’s) of our securities. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms that they file. Based on our review of copies of Form 3’s, 4’s and 5’s furnished to us as well as communications with our officers, directors and greater than ten percent stockholders, we believe that all of them complied with the filing requirements of Section 16(a) and we are not aware of any late or missed filings of such reports for the 2012 fiscal year, except that Jeffrey Greenberg filed one late report on Form 4 on April 16, 2013 with respect to one gift that he made to his wife in 2008 and two gifts received by his children’s trusts in 2012, and Michael Greenberg filed one late report on Form 4 on March 8, 2013 with respect to three gifts received by his children’s trusts in 2012.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

As provided in our Audit Committee Charter, the Audit Committee shall review (i) at least annually a summary of directors’ and executive officers’ related party transactions and potential conflicts of interest and our policies relating to the avoidance of conflicts of interest (which is discussed in our Code of Business Conduct and Ethics), (ii) past and proposed transactions between our company, on the one hand, and any of our directors or executive officers, on the other hand, and (iii) policies and procedures as well as audit results associated with directors’ and executive officers’ expense accounts and perquisites, including the use of corporate assets.

Our Policies and Procedures for Related Person Transactions (the “Policy”), which was adopted by the Board of Directors as of March 8, 2007, covers any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (ii) we are a participant, and (iii) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity). A “Related Person” is any (a) person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of Skechers, (b) greater than five percent beneficial owner of our Class A or Class B Common Stock or (c) immediate family member of either of the foregoing.

Certain categories of transactions with Related Persons (such as transactions involving competitive bids) have been reviewed and pre-approved by the Audit Committee under the Policy. The Audit Committee shall review the material facts of all other transactions with Related Persons that require the Committee’s approval. If advance approval by the Audit Committee of a transaction with a Related Person is not feasible, then the transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. Factors that the Audit Committee will take into account include whether the transaction with a Related Person is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. No Audit Committee member shall participate in any discussion or approval of a transaction with a Related Person pursuant to which he is a Related Person except for providing material information concerning the transaction. For those transactions with a Related Person that are ongoing, the Audit Committee, on at least an annual basis, shall review and assess ongoing relationships with the Related Person to determine that the Related Person remains appropriate.

The following list of transactions with Related Persons includes all such transactions equal to or greater than $120,000 that took place since January 1, 2012, which were identified by the Audit Committee, and each of these transactions was reviewed, and approved or ratified by the Audit Committee, pursuant to the policies and procedures discussed herein.

Related Person Transactions

As of April 1, 2013, Robert Greenberg, who is our Chairman of the Board and Chief Executive Officer, his children and the Greenberg Family Trust, collectively, beneficially own 74.7% of our Class B Common Stock and approximately 56.2% of the combined voting power of our Class A and Class B Common Stock. Robert Greenberg, directly and indirectly through the Greenberg Family Trust, beneficially owns approximately 43.8% of the combined voting power of our Class A and Class B Common Stock. As a result, Robert Greenberg is a “control person” of Skechers within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended, and we are considered a “Controlled Company” under the NYSE Rules and are thereby exempt from certain listing requirements and regulations as set forth in the NYSE Rules. Michael Greenberg, who is our President, and Jeffrey Greenberg, both of whom are members of our Board of Directors, are each beneficiaries of the Greenberg Family Trust, which influences the election of Robert Greenberg, Michael Greenberg and Jeffrey Greenberg to our Board of Directors.

Michael Greenberg owns a 12% beneficial ownership interest in Manhattan Inn Operating Company, LLC (“MIOC”), the primary business of which is to own and operate the Shade Hotel in Manhattan Beach, California. David Weinberg, who is our Chief Operating Officer, Chief Financial Officer, Executive Vice President and a member of our Board of Directors, and Michael Greenberg’s brothers Jeffrey Greenberg, who is a director of Skechers, and Jason and Joshua Greenberg, all of whom are senior vice presidents of Skechers, own in aggregate a 17% beneficial ownership interest in MIOC. During 2012, we paid approximately $162,000 to the Shade Hotel for lodging, food and events that were held there including our annual holiday party.

On July 29, 2010, we formed Skechers Foundation (the “Foundation”), which is a 501(c)(3) non-profit entity that does not have any shareholders or members. The Foundation is not a subsidiary of and is not otherwise affiliated with Skechers, and Skechers does not have a financial interest in the Foundation. However, two officers and directors of Skechers, Michael Greenberg who is our President and David Weinberg who is our Chief Operating Officer and Chief Financial Officer, are also officers and directors of the Foundation. During the year ended December 31, 2012, we contributed $1,000,000 to the Foundation to use for various charitable causes.

Jeffrey Greenberg, Jason Greenberg, Joshua Greenberg and Jennifer Greenberg Messer, who are the children of Robert Greenberg and also the siblings of Michael Greenberg, are non-executive employees of Skechers, and they earned total compensation of $250,605, $945,888, $528,455 and $244,113, respectively, in 2012. Jeffrey Greenberg was also a member of our Board of Directors in 2012, but did not earn any additional compensation for services provided as a director.

Andrew Weinberg, who is the son of David Weinberg, is a non-executive employee of Skechers, and he earned total compensation of $239,930 in 2012.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholder proposals intended to be presented at our next Annual Meeting of Stockholders to be held in 2014 must be received at our principal executive offices no later than December 31, 2013 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in our proxy materials. Stockholders who wish to submit a proposal for consideration at our 2014 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in our proxy statement, must, in accordance with our bylaws, deliver a copy of their proposal no later than the close of business on the 60th day nor earlier than the close of business on the 90th day in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. In either case, proposals should be sent by certified or registered mail, return receipt requested, to Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266, Attention: General Counsel.

OTHER BUSINESS

Our Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary

Dated: April 30, 2013

Manhattan Beach, California

APPENDIX A

SKECHERS U.S.A., INC.

2007 INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the Skechers U.S.A., Inc. 2007 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Skechers U.S.A., Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, any member of the Greenberg Group, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group (other than any member of the Greenberg Group) beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12.

2.7 “Company” means Skechers U.S.A., Inc., a Delaware corporation, or any successor thereto.

2.8 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.9 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.11 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.12 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.13 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.14 “Effective Date” shall have the meaning set forth in Section 13.1.

2.15 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.16 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.17 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.20 “Greenberg Group” means Robert Greenberg, M. Susan Greenberg, any member of their family, the Greenberg Family Trust, or any entity controlled by any of the foregoing.

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a Director of the Company who is not an Employee.

2.23 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option or that is intended to be an Incentive Stock Option but fails to qualify as such.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27 “Performance-Based Award” means an Award, other than an Option or SAR, granted to selected Covered Employees which the Committee determines shall be subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.28 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.29 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms, by comparison to performance in an earlier period or periods, or as compared to any incremental increase or as compared to results of a peer group, industry index, or other company or companies. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.30 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.31 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.32 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.34 “Plan” means this Skechers U.S.A., Inc. 2007 Incentive Award Plan, as it may be amended from time to time.

2.35 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.37 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.38 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.39 “Stock” means the Class A Common Stock of the Company, $0.001 par value per share, and such other securities that may be substituted for Stock pursuant to Article 11.

2.40 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the exercise price of the SAR as set forth in the applicable Award Agreement, which per share exercise price shall not be less than the Fair Market Value of a share of Stock on the date the SAR is granted.

2.41 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

2.42 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 7,500,000.

(b) To the extent that an Award terminates, expires, or lapses for any reason, or is settled in cash, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. To the extent that a SAR is exercised for, or settled in, Stock, the full number of shares subject to such SAR shall be counted for purposes of calculating the aggregate number of shares of Stock available for issuance under the Plan as set forth in Section 3.1(a), regardless of the actual number of shares issued upon such exercise or settlement. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 750,000 and the maximum amount that may be paid in cash to any one Participant during any calendar year with respect to one or more Performance-Based Awards not denominated in Stock or otherwise for which the foregoing limitation would not be an effective limitation shall be $5,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences to the Company and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares that would otherwise be issuable or transferable upon exercise of the Option, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company not later than the settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(b) Ten Percent Owners. An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(d) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(e) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the per share exercise price of the Stock Appreciation Right, which exercise price shall not be less than the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part; provided that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided that unless otherwise determined by the Committee, such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee may be a Performance-Based Award and be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only vest or be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise; provided, however, that, to the extent required to preserve tax deductibility under Section 162(m) of the Code, any such provision with respect to Performance Shares or Performance Stock Units that are intended to constitute Qualified Performance-Based Compensation shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such Performance Period or in any other Performance Period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, as determined by the Committee, and which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to

Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish; provided, however, that no such transfer of an Incentive Stock Option shall be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to record, issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the recordation, issuance and delivery of such shares or certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; and

(ii) The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control any such outstanding Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded, if any). Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In its sole discretion, the

Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board.

12.2 Action by the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it is approved either:

(a) By a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or

(b) By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the tenth anniversary of the date the Plan is adopted by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and, except as permitted by Article 11, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR having a higher per share exercise price.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be required by the Committee in order to avoid adverse accounting consequences to the Company) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Skechers U.S.A., Inc. on April 16, 2007.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Skechers U.S.A., Inc. on May 24, 2007.

Executed on this 24th day of May, 2007.

/s/ Philip G. Paccione
Corporate Secretary

SKECHERS U.S.A., INC. 228 MANHATTAN BEACH BLVD. MANHATTAN BEACH, CA 90266 ATTN: TED WEITZMAN

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐
Nominees
01 Michael Greenberg 02 David Weinberg 03 Jeffrey Greenberg
The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2	Approval of the Skechers U.S.A, Inc. 2007 Incentive Award Plan.							☐	☐	☐

NOTE: Each of the person’s named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting of Stockholders, or any adjournments thereof.

For address change/comments, mark here. (see reverse for instructions)					☐
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

SKECHERS U.S.A., INC. Annual Meeting

of Stockholders Wednesday May 29,

2013 11:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Skechers U.S.A., Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2013, and hereby appoints Morton Erlich and Richard Siskind and each of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skechers U.S.A., Inc. to be held at our corporate offices located at 330 South Sepulveda Boulevard, Manhattan Beach, California 90266, on Wednesday, May 29, 2013, at 11:00 a.m. Pacific time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. Directions to the Annual Meeting may be found by going to the annual meeting section of the investor relations page of our corporate information website at www.skx.com/investor.jsp.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side